EXHIBIT 10.13

                                                      DRAFT OF: January 16, 1996

                          RADIOLOGY SERVICES AGREEMENT


     This Radiology Services Agreement (this "Agreement") is made and entered into this 1st day of January, 1996 by and among PHY.MED, Inc., a Texas corporation ("PHYMED") and The PRS Group, P.A., a Texas professional association
(PA) to be effective as of the 1st day of January, 1996 (the "Effective Date").

                                    RECITALS

     A. PHYMED owns and operates an imaging center for the performance of radiology services located on White Rock Trail in the City of Dallas, Dallas County, Texas and anticipates owning and operating in the future one or more additional imaging centers in Dallas and/or Tarrant County, Texas (the Center on White Rock Trail and any new, other or additional imaging centers owned by PHYMED and located in Dallas or Tarrant County, Texas shall be referred to herein collectively as the "Center");

     B. PA is engaged in the delivery of radiology services through its member and physician employees (each a "Radiologist" and collectively the "Radiologists"), each of whom is a physician specializing in the field of radiology, qualified and duly licensed to practice medicine in the State of Texas;

     C. PHYMED desires to enter into an agreement with PA whereby PA, through its member and contracted or employed physicians, will be the exclusive provider of radiology services at the Center and will provide a Medical Director for the Center; and

     D. The parties desire to enter into this Agreement in order to set forth a full statement of their respective duties and responsibilities.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties, each intending to be legally bound hereby, agree as follows:









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     1.       ENGAGEMENT OF PA

     1.1 Scope of Engagement. PHYMED hereby engages PA, and PA hereby agrees, to provide professional Radiology Services in the Center in accordance with the terms of this Agreement. As used in this Agreement, the term "Radiology Services shall include, but not necessarily be limited to, the performance, reading, and interpretation of x-rays and other radiographic and imaging procedures, diagnostic ultrasound, CT scanning, fluoroscopic examinations, mammography, magnetic resonance imaging ("MRI"), inpatient and outpatient interventional procedures, and nuclear radiologic services.

     1.2 Term of Agreement. This Agreement shall be effective as of the Effective Date, and continue for a term of ten (10) years (the "Primary Term"), unless earlier terminated pursuant to the provisions of this Agreement. The term of this Agreement shall be extended for additional five (5) year periods (each an "Extended Term") whether one or more, commencing on the expiration of the Primary Term and on the expiration of each succeeding Extended Term, unless (i) at least six (6) months before the expiration of the Primary Term or any Extended Term, as applicable, either party delivers to the other written notice of its election not to renew this Agreement, or (ii either party is in material default of its obligations hereunder. For the purposes of this Section, a material default by PA or PHYMED shall not be deemed to exist unless and until the notice requirements set forth in Section 10.1 are satisfied and the time to cure the default has elapsed without PHYMED or PA, as applicable, taking the action necessary to cure such default. The provisions of this Section relating to extension 0 the term of this Agreement shall not in any way negate the right of either party to terminate this Agreement in accordance with the provisions of
Section 10 hereof.

     2.       RELATIONSHIP OF PARTIES

     2.1 Independent Contractor Status. In performing its responsibilities pursuant to this Agreement, it is understood and agreed that PA, any
Radiologists, and any non-physician employees of PA performing services hereunder are at all times acting as independent contractors of PHYMED. Neither party is a partner joint-venturer, or employee of the other. PHYMED shall neither have nor exercise and control or direction over the medical judgment of PA or the Radiologists, nor over the methods or manner by which PA or the Radiologists perform their work and conjunction under this Agreement as they relate to the diagnosis or treatment of any disease disorder, defect or injury.

     2.2 Compensation and Benefits. Except for the medical directorship fee provided for in Section 3.2, neither PA, its employees performing services in the Center nor any Radiologist shall be entitled to any salary or other compensation from PHYMED, or to any employee benefits provided by PHYMED. Except for the fees for billing and collection provided for in Section 6, neither PHYMED nor its employees shall be entitled to any salary or other compensation from PA, or to any employee benefits provided by PA.





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     2.3 Compliance With Laws and Regulations.  The parties  recognize that this
Agreement is subject to, and agree to comply with, applicable local, state, and federal statutes, rules and regulations. Any provisions of applicable statutes, rules o regulations that invalidate any term of this Agreement, that are inconsistent with an term of this Agreement, or that would cause one or both of the parties hereto to be in violation of law shall be deemed to have superseded the terms of this Agreement provided, however, that the parties shall use their best efforts to accommodate the terms and intent of this Agreement to the
greatest  extent  possible   consistent  with  the  requirements  of  applicable
statutes, rules and regulations and negotiate in good fait] toward amendment of this Agreement if required to comply with applicable law.

     3.       MEDICAL DIRECTOR

     3.1 Appointment and Duties. PA shall appoint a member of PA to serve as the Medical Director (the "Director") of the Center for the term of this Agreement. As of the Effective Date, Philip R. Shalen, M.D. is the sole member of the Association, and he shall be the Director as of the Effective Date. The Director, with the cooperation] of PHYMED, shall in general be responsible for the direction and supervision of the professional services performed in the Center. His duties shall include:

          a. ensuring that PA and its members and employed Radiologists an any other party providing services on behalf of PA adhere to the provisions of this Agreement;

          b. coordinating the provision of radiology services in the Center to promote and maintain the effective operation of the Center;

          c. establishing any operating rules appropriate to the efficient operation of the Center;

          d. assisting in the selection and evaluation of the performance C non-physician personnel provided by PHYMED for the operation of the Center;

          e. participating in planning for the future needs of PHYMED with respect to operation of the Center, including the responsibility of being informed as to matters of new technology and methodology of testing and diagnosis, and advising PHYMED as to the future needs of and responsibilities to the medical community served by the Center;

          f. fostering appropriate and cost-effective use of radiology services a the Center, which may be accomplished through the development of general guideline for the identification and implementation of new and/or additional radiology service scheduling of procedures, assisting in the identification and reporting of any obsolete or defective equipment, and identifying conditions not conducive to the proper functioning of the Center;






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          g. providing   information   to, and  assisting  and  conferring  with
PHYMED regarding, the establishment and monitoring of budgets for the Center and other financial matters relating to the Center; and

          h. overseeing compliance by the Radiologists with obligations for the creation and maintenance of appropriate medical records and the provision of and information and reports required to be supplied to PHYMED by PA or the Radiologists

     3.2  Compensation.  PHYMED  shall  pay to PA,  in  arrears,  the sum of Six
Thousand Five Hundred and No/OO Dollars ($6,500.00) per month or any part thereof as the fee for the services of the Director.

     3.3 Adjustment to Compensation. As of the Effective Date, PHYMED owns and operates only one diagnostic imaging center located in Dallas County or Tarrant County, Texas (the Center located on White Rock Trail in Dallas, Texas). If subsequent to the Effective Date, PHYMED operates any one or more additional imaging facilities covered by this Agreement, the operation of which requires the Director to (a) devote additional time to his duties as Director, or (1)) undertake additional duties as Director the compensation for the services of the Director will be reviewed and adjusted to account fairly for the increased responsibilities created by the operation of such additional Center(s).

     3.4 Reimbursement. PA or the Director, as appropriate, shall be reimbursed for reasonable out-of-pocket marketing and other business-related expenses incurred on behalf of PHYMED. The Director agrees to maintain records and submit reports for reimbursement of said expenses following the established policies of PHYMED for payment of such expenses for its own employees. PHYMED reserves the right to change and/or modify the reimbursement policies for marketing and business-related expenses from time to time as it deems appropriate and in the best interest of the Center.

     3.5 Substitute Medical Director. In the event during the term of this Agreement Philip R. Shalen loses his status as a member of PA or for any other reason for a period of one hundred eighty (180) consecutive days by reason of absence, illness or disability is unable to perform the duties of the Director under this Agreement, PA shall appoint a substitute Director from among the members of PA, provided that if there be no other members of PA, the substitute Director shall be appointed from among the employed Radiologists.

     4.       DUTIES OF PA

     4.1      Radiology Services.

          a. Services to be Offered. PA shall provide professional Radiology Services to the patients of the Center consistent with the skill, training and expertise of the Radiologists and with sound medical judgment.



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      b.  Schedule of  Coverage. PA will  provide  adequate  on-site  profession coverage for radiology services in the Center during the normal business hours of the Center.

      c. Physician Staffing. PA shall provide as many Radiologists as a] necessary for the timely, proper, and efficient provision of the Radiology Services in tk Center. PA may provide physicians who are not members or employees of PA, but a] engaged by PA under contract to provide such physician services to the Center (wk shall also in such capacity be deemed Radiologists). Each Radiologist must possess a necessary qualifications, training, experience, and current licensure in the State Texas to perform the duties that are required of the Radiologists hereunder.

      d. Additional Radiologists. To expand further the diagnostic and treatment capabilities of the Center, the Director shall meet periodically with PHYMED to assess whether additional radiologists or specialists in subspecialties of radiology are needed at the Center. PHYMED will cooperate in the recruitment of such persons and when required in the judgment of the Director and PHYMED. Any such radiologists will be available for appropriate procedures and interpretation accordance with this Agreement.

     4.2 Administration. PA, through the Director, shall be in charge of professional services at the Center with authority to direct the professional activity at the Center.

     4.3 Equipment. PA, through the Director, shall consult with PHYMED with respect to the selection of additional and replacement equipment for the Center. The Director also shall report to and assist PHYMED in its efforts to ensure that all radiology equipment provided at the Center is calibrated, accredited, licensed, and inspected (as applicable), and that such equipment complies with all applicable regulatory requirements. Pursuant to Section 5 hereof, PHYMED shall bear ti expense of all such calibration, accreditation, licensing, and inspection by qualified personnel.

     4.4 Records. PA, through the Director, shall keep and maintain (or cause be kept and maintained) appropriate records relating to the professional services rendered under this Agreement. PA shall permit PHYMED personnel reasonable access to records, reports, and claims necessary to assure compliance with the terms of the Agreement.

     4.5 Performance of Duties. The Radiologists shall perform their duties under this Agreement in accordance with such standards of professional ethics and practice as may from time to time be applicable during the term of this Agreement.

     4.6 Insurance. PA shall have and shall maintain, and shall cause each of the radiologists to have and maintain, at its or their expense, with such companies and coverage's shall be reasonably satisfactory to PHYMED, professional liability (medical malpractice) insurance covering the PA and the Radiologists for malpractice claims made during and after termination of this Agreement based on conduct alleged to have



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occurred  during  the  term  of  this  Agreement,  with  limits  not  less  than
$500,000.00 for each claim and $1,000,000.00 in the aggregate for the policy year. Such insurance shall not be cancelable except upon at least thirty (30) days prior written notice to PA, wit a copy of such notice to be delivered contemporaneously to PHYMED. PA shall furnish or cause to be furnished to PHYMED certificates of insurance evidencing the existence of such coverage on or before the Effective Date, and shall during the term hereof, up demand, furnish evidence of continuing coverage.

     5.       DUTIES OF PHYMED.

     5.1 General. PHYMED shall furnish for the performance of PA's responsibilities hereunder and the outside medical services and business activities permitted hereby, such space, utilities, services, equipment, supplies, and non-physician personnel as may be necessary or appropriate, including but not limited to the following:

          (a) Facilities. PHYMED shall provide and maintain, at its own cost the Center and all such facilities, furniture, and fixtures as are necessary or appropriate for the proper and efficient operation of the Center. PHYMED shall keep and maintain the Center and all such facilities, furniture, and fixtures in good order and repair. PHYMED shall be responsible for and pay all real and personal property lease payments, expenses, taxes and insurance related to operation of the Center or any such facilities, furniture, or fixtures, or any portion thereof.

          (13) Equipment. PHYMED shall provide, install at the Center, an maintain, at its own cost, such radiology equipment as is necessary or appropriate for the proper and efficient operation of the Center. The type, quantity, and brand of a. such equipment shall be determined by PHYMED upon consultation with the Director. PHYMED agrees to investigate teleradiology equipment for the transmission of CT scans, sonography and plain film studies, and MRI studies. PHYMED shall bear the expense of all calibrations, accreditation's, licensing, and inspections by qualified personnel relating to such equipment. PHYMED shall, at its own cost, keep and maintain such equipment in good order and repair or replace such equipment or an part of it that becomes worn out or obsolete.

          (c) Supplies. PHYMED shall provide, at its own cost, such drugs and supplies, including chemicals, x-ray film, papers, stationery, and similar items) as are necessary or appropriate for the proper and efficient operation of the Center. The type quantity, and brand of all such supplies shall be as determined by PHYMED in consultation with the Director.

          (d) Personnel. PHYMED shall employ, at its own cost, a. technologists, nurses, and professional (nonphysician) and nonprofessional personnel to be assigned to the Center. The number and qualifications of such personnel shall be appropriate to accomplish the proper and efficient operation of the Center, an PHYMED shall consult with the Director regarding the number, qualifications, an assignments of such personnel. PHYMED agrees to provide, at its own cost, adequate nonphysician personnel for the Center during all hours of on-site coverage.



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          (e) Support  Services.  PHYMED shall  provide,  at its own cost,  such
janitorial,   ordinary   laundry,   administrative,   accounting,   engineering,
purchasing, in house messenger and medical records services, utilities for light and power, and refuse disposal as may be necessary for the proper and efficient operation of the Center.

      5.2 Insurance. PHYMED shall have and shall maintain, at its expense, with such companies and coverage's as shall be reasonably satisfactory to PA, liability insurance covering PHYMED for any and all claims made during and after termination of this Agreement based on conduct alleged to have occurred during the term of this Agreement with limits of not less than $500,000.00 for each claim and $1,000,000.00 in the aggregate for each policy year. Such insurance shall not be cancelable except upon thirty- (30) days prior written notice to PHYMED, with a copy of such notice to be delivered contemporaneously to PA. PHYMED shall furnish to PA certificates o insurance evidencing the existence of such coverage on or before the Effective Date o this Agreement, and shall during the term hereof, upon demand, furnish evidence o continuing coverage.

      5.3 Exclusivity. Both parties agree that the relationship under this Agreement is built upon mutual exclusivity. Therefore, during the term of this Agreement PHYMED shall not retain or engage in any manner, and shall not allow, any Physician or other professional not affiliated with, hired or designated by PA to perform any duties required to be performed by PA or the Medical Director pursuant to this Agreement, including, but not limited to, the reading of any images taken by equipment located on or off the premises of the Center; provided, however, that the foregoing shall not prevent PHYMED from allowing other non-radiologist physicians to have access to any property, equipment or staff of the Center for the purposes of rendering medical services of any nature to their patients. During the term of this Agreement, PA shall not perform for any other person or entity any duties required to be performed by PA or the Medical Director pursuant to this Agreement, including, but not limited to, the reading of any images for any center, hospital or any other healthcare facility; provided however, that the foregoing shall not prevent PA from engaging part-time or temporary radiologists for purposes of meeting the terms under this Agreement that may b engaged in providing radiological services to other centers, hospitals or other healthcare facilities. Both parties have the right to waive this exclusivity with an expressed written consent.

      6.      COMPENSATION. BILLING AND FINANCIAL ARRANGEMENTS

      6.1 PA and Radiologist Compensation. PA shall be solely responsible for (a establishing its fees, and (13) billing and collection (whether directly or through an agent) of fees for the professional component of the Radiology Services rendered pursuant to this Agreement.

      6.2 PHYMED Charges. PHYMED shall establish the amounts to be charge to patients for the technical (non-professional) component of the Radiology Service rendered in the Center, and PHYMED shall be solely responsible for billing and collection for such services.




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     6.3 Access to Records.  The parties agree to permit each other's accountant and other representatives reasonable access during normal working hours to billing patient, and reimbursement records relating to the operations of the Center for purposes of, and to the extent necessary to perform, billing, collection and accounting functions, subject to the provisions of law relating to confidentiality of patient records PA and PHYMED each agree to cooperate with the other, and with the agent(s) of the other, in an effort to promote efficient, coordinated billing for services rendered at the Center.

     7. OUTSIDE ACTIVITIES. This Agreement permits PA and the Radiologists to perform business activities outside the scope of this Agreement and other than for PHYMED, provided PA complies with its obligations under this Agreement. Such outside activities may be conducted on the premises of the Center, using such space utilities, and supplies furnished pursuant to this Agreement as shall be required so long as the outside activities in no way infringe upon or materially adversely affect the performance of the administrative and radiology services called for by this Agreement

     8.       USE OF PREMISES.

     8.1 No Lease. Nothing contained in this Agreement shall be construed by the parties hereto to constitute a lease to PA of any particular or specific portion of the premises of the Center, and insofar as PA may use a portion of said premises, PA does so as a licensee only, and PHYMED shall at all times have full and free access to the same.

     8.2 Additions. Alterations, Improvements or Repairs. No additions alterations, improvements or repairs shall be made by PA to any space, facilities or equipment furnished to PA by PHYMED unless PA has received prior written permission therefor from PHYMED. Such permission shall not be unseasonably withheld. Any equipment or movable improvements paid for by PA shall remain the property of PA.

     9.       RECORDS AND REPORTS

     9.1 Medical Records and Reports. All parties will generate medical records and reports pertaining to patients treated, which records and reports shall be kept in the format determined by the Director upon consultation of PHYMED. All medical records shall be maintained in a form and for the period of time required by applicable law.

     9.2 Notice of Request. If any party is requested to disclose any books documents, or records relevant to this Agreement for the purpose of an audit or investigation, such party shall notify the other parties to this Agreement of the nature and scope of such request and shall make all books, documents, or records so disclosed available to the other parties upon written request.





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     10. TERMINATION

     10.1 Termination for Cause. Either party may terminate this Agreement if the other party materially breaches any provisions of this Agreement, upon seven
(7) day prior written notice to the other party; provided, however, that the party which desire. to terminate this Agreement has given the breaching party written notice of such material breach along with written notice of the intention to terminate this Agreement and such breach has not been cured within the applicable notice period provided for ii this sentence. The notice of breach under this Section shall specify with reasonable particularity the nature and extent of the alleged material breach.

     10.2 Termination for Insolvency. Either party may terminate this Agreement immediately (i) if either PHYMED or PA is adjudicated bankrupt or becomes insolvent (ii) if either PHYMED or PA institutes or consents to any voluntary bankruptcy or other similar arrangement; or (iii) if a receiver or trustee is appointed for either PHYMED or PA for any similar reasons.

     10.3 Termination as to a Radiologist. PHYMED may terminate the right of any Radiologist to provide services under this Agreement, effective immediately upon notice, in the event of the expulsion, suspension or imposition of disciplinary action against the Radiologist by the Texas State Board of Medical Examiners.

     10.4 Optional Termination. PHYMED or PA may terminate this Agreement upon six (6) months prior written notice to the other without cause.

     10.5 Termination By  Mutual  Consent.   The  parties   may  terminate  this
Agreement before the expiration of any term by mutual written agreement.

     11. ASSIGNMENT. PA shall not, without the prior written consent of PHYMED assign any rights or delegate any duties not permitted to be assigned or delegated under this Agreement; provided, however, that PA may delegate the responsibility for performing certain of its duties and obligations to provide Radiology Services to the Radiologists in accordance with this Agreement. PHYMED may, with the prior written consent of PA, assign its rights or delegate its duties hereunder to any entity that operates or assumes some or all of the facilities and functions of the Center. An attempted assignment in contravention of this Section shall be void and shall constitute a material breach of this Agreement.

     12. AMENDMENT. This Agreement may be amended only by an instrument in writing signed by the parties hereto and PA.

     13. NOTICE. Whenever, under the terms of this Agreement, written notice required or permitted to be given such notice shall be deemed to have been delivered upon receipt if personally delivered, or on the third business day after this notice deposited in the United States mail in a properly stamped envelope, certified mail return receipt requested, addressed to the party to whom it is to be given at the address set forth below:




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     TO PHYMED:

                               PHYMED, Inc
                               9603 White Rock Trail, Suite 300
                               Dallas, Texas 75238
                               Attention: George C. Barker              .



     TO PA:

                               The PRS Group, P.A.
                               9603 White Rock Trail, Suite 100
                               Dallas, Texas 75238
                               Attention: Philip R. Shalen, M.D.


         14.14.       MISCELLANEOUS

     14.1 Entire Agreement. This Agreement sets forth the entire understanding and agreement between the parties and shall be binding upon the parties, their] subsidiaries, affiliates, successors, and permitted assigns. Any and all prior negotiations, agreements, and understandings are superseded hereby.

     14.2 Section Heading. The headings preceding the text of the several section' of this Agreement are inserted solely for convenience of reference and shall no constitute a part of this Agreement, nor shall they affect the meaning or construction of any section hereof.

     14.3  Governing Law.   This  Agreement  shall  be  construed  and  enforced
pursuant to the laws of the State of Texas.

     14.4 Severability. All provisions of this Agreement shall be considered severable from the remainder and in the event that any provision should be determined to be unenforceable as written for any reason, such determination shall not adverse affect the remainder of this Agreement.

     14.5 Counterparts. This document may executed in multiple counterparts, each of which when taken together shall constitute but one and the same instrument.

     14.6 Agreement to Benefit Only PHYMED, PA. and the Director. No provision of this Agreement is intended to benefit any person or entity, including, but not limited to, any Radiologist who is not a party to this Agreement, nor shall any person or entity not a party to this Agreement have any right to seek to enforce any right or remedy with respect hereto.


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     IN WITNESS  WHEREOF,  the said parties have executed this Agreement b their respective duly authorized representatives or personally, as the case may be.

                                  PHY.MED, INC.


                                  By:  /s/ George C. Barker
                                      ---------------------------------
                                  Name: George C. Barker
                                  Title: President
                                  Date: 1/25/96


                                  THE PRS GROUP, P.A.



                                  By: /s/ Philip R. Shalen
                                      Name: Philip R. Shalen
                                      Title: President
                                      Date: 1/25/96

                                  MEDICAL DIRECTOR


                                      /s/ Philip R. Shalen, M.D.
                                      ---------------------------------
                                          Philip R. Shalen, M.D.





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